Exhibit 99.1

Media contacts:			Investor/analyst contact:
Caroline Boren	-or-	Dan Russo	Shannon Alberts
Alaska Airlines		Horizon Air	Alaska Air Group
(206) 392-5101		(206) 431-4513	(206) 392-5218

FOR IMMEDIATE RELEASE	April 24, 2008

ALASKA AIR GROUP REPORTS FIRST QUARTER 2008 RESULTS

Company Takes Steps to Increase Revenues, Reduce Expenses

In Response to Fuel Costs, Economy

SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported a first quarter net loss of $35.9 million, or $0.97 per share, compared to a net loss of $10.3 million, or $0.26 per share, in the first quarter of 2007. Both periods include adjustments resulting from mark-to-market fuel hedge accounting. Excluding the impact of these adjustments, the company would have reported a net loss of $36.3 million, or $0.98 per share, compared to a net loss of $15.8 million, or $0.39 per share, in the first quarter of 2007.

“Although Alaska Air Group is in a good position relative to the rest of the industry, high fuel prices are eroding our profits and revenues are not increasing fast enough to offset them,” said Bill Ayer, chairman and chief executive officer. “In response to the current industry environment, we’re taking a range of actions at Alaska Airlines and Horizon Air to increase revenues and lower costs, including transitioning Horizon to a single-type fleet of fuel-efficient Q400 aircraft.”

Alaska Airlines’ mainline passenger traffic in the first quarter increased 11.3 percent on a capacity increase of 6.8 percent. Load factor increased by 3.0 percentage points to 74.4 percent. Alaska’s mainline operating revenue per available seat mile (ASM) increased 3.0 percent and its operating costs per ASM excluding fuel decreased 3.4 percent from the first quarter of 2007. Alaska’s total pretax loss for the quarter was $37.9 million, compared to a pretax loss of $7.5 million in 2007. Excluding mark-to-market fuel hedging adjustments, Alaska would have reported a pretax loss of $37.7 million for the quarter, compared to a $14.3 million pretax loss in the first quarter of 2007.

-more-

Horizon Air’s passenger traffic in the first quarter increased 4.9 percent on a 1.8 percent capacity increase. Load factor increased by 2.1 percentage points to 69.9 percent. Horizon’s operating revenue per ASM increased 7.7 percent and its operating costs per ASM excluding fuel decreased 1.7 percent. Horizon’s total pretax loss for the quarter was $17.2 million, compared to a pretax loss of $9.2 million in 2007. Excluding mark-to-market fuel-hedge accounting adjustments, Horizon’s pretax loss was $18.1 million for the quarter, compared to a pretax loss of $11.2 million in the first quarter of 2007.

Alaska Air Group had cash and short-term investments of $922 million at March 31, 2008, and has more than $1 billion today.

Alaska Air Group has the second-best fuel hedge position in the industry, with half of Alaska and Horizon’s planned consumption for the remainder of 2008 indexed to a crude oil price of $76 per barrel.

Alaska Air Group’s debt-to-total capitalization ratio at March 31, 2008, was 73 percent. The company finished the quarter with 36.4 million shares outstanding.

Company acting in response to fuel costs, economy

Alaska Air Group also announced steps to further increase revenues and reduce expenses in response to record high fuel costs and a slowing economy. When fully implemented, these measures are expected to improve the company’s full-year pretax income by about $150 million.

“Our economic fuel costs for the first quarter of 2008 jumped $89 million or 45 percent over what we paid a year ago on a slight increase in consumption,” Ayer said. “Given the magnitude of this increase and the softening economy, we’re taking aggressive actions now to improve our business and profitability.”

Central to these actions is Horizon Air’s plan to transition from a fleet of 65 aircraft and three aircraft types to a single fleet of 76-seat Bombardier Q400s. To do so, the airline will transition out of its fleet of 20 Bombardier CRJ-700 regional jets within two years. This fleet change is in addition to a previously announced phase-out of its 12 remaining 37-seat Bombardier Q200s by June 2009.

“Through its combination of passenger comfort, speed and efficiency, the Q400 is the best aircraft for the majority of our markets,” said Jeff Pinneo, president and chief executive officer of Horizon Air. “Simplifying to a single fleet of Q400s will result in increased fuel efficiency, plus substantially reduced costs for aircraft maintenance, spare parts, and pilot and mechanic training.”

-more-

The Q400 is one of the most technologically advanced turboprop aircraft in the world. In addition to its jet-like speed and cabin environment, the Q400 burns 30 percent less fuel and produces 30 percent less emissions than a 70-seat jet.

When the transition out of Q200s and CRJ-700s is complete, Horizon’s fleet will consist of 48 Q400s or more, depending on how many of its 20 purchase options with Bombardier the airline chooses to exercise.

Flight frequency reductions will be necessary in certain markets as Horizon transitions from the Q200 to the higher-capacity Q400.

Some workforce reductions, which the airline hopes to accomplish primarily though attrition during the transition period, also will be necessary as Horizon moves to a smaller fleet.

Fee changes

Alaska Airlines and Horizon Air plan to raise certain fees to better align them with the current costs of providing added services. These include increasing the charge for booking through reservations and airport sales agents from $10 to $15, raising the fee for overweight baggage from $25 to $50, increasing the charge for transporting pets in the cabin from $75 to $100 one-way and raising the unaccompanied minor fee from $30 to $75 for one-way nonstop flights and from $60 to $75 for connecting flights. The increases are effective May 21, 2008.

By summer, the airlines also will begin charging $25 for a second checked bag. First class and top-tier Mileage Plan members and customers on flights within the state of Alaska will be exempt from the new fee.

“Rising fuel and service costs without equivalent fare increases have forced us to make these changes,” said Gregg Saretsky, Alaska’s executive vice president of flight and marketing. “We will continue to maintain a simple, customer-friendly fare structure and fees in accord with the costs of delivering these services in this environment of extremely high fuel prices.”

Capacity changes

Alaska and Horizon are evaluating all routes to remove frequency in underperforming markets and redeploy it in more profitable ones. The airlines anticipate redeploying 3 percent to 5 percent of existing network capacity to generate new revenue in the fall schedule.

The airlines have already made substantial changes to their spring and summer schedules that include leaving the Orange County-Oakland and San Diego-San Francisco markets and reducing Long Beach-Seattle, Los Angeles-Eugene, Los Angeles-Mexico City, San Diego-Boise and San Diego-Spokane service. Aircraft serving these routes have been redeployed on transcontinental flights from Portland, Ore.; three daily trips to Hawaii, including Maui service starting in July; the airlines’ new “West Most” Seattle-California schedule featuring 78 flights, with weekday hourly service to LAX and weekday flights nearly every two hours to five other airports; and new Horizon service to Flagstaff, Ariz.

-more-

Fuel conservation

Alaska and Horizon announced further initiatives to reduce fuel consumption that will save the airlines roughly 1 million gallons a month. These include implementing a new flight planning system to select more direct routings, establishing single-engine taxi procedures for Alaska and using more ground power instead of burning fuel with the aircraft’s onboard auxiliary power unit. These steps are in addition to ongoing measures that include transitioning to more fuel-efficient aircraft, installing winglets on Alaska’s Next Generation 737s, eliminating unnecessary weight onboard, and working with the Federal Aviation Administration to pursue more direct routings and fuel-saving approaches and departures using existing flight deck technology.

A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found on pages 9 through 13. Additionally, Alaska Air Group filed an investor update and information regarding the decision to transition out of Horizon’s CRJ-700 fleet on Form 8-K today. Please refer to that 8-K for unit cost and capacity guidance for the second quarter and full year of 2008.

A conference call regarding the first quarter 2008 results will be simulcast via the Internet at 8:30 a.m. Pacific time on April 24, 2008. It can be accessed through the company’s Web site at alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com.

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

This news release contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007. Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

-more-

Alaska Airlines and sister carrier, Horizon Air, together serve 92 cities through an expansive network throughout Alaska, the Lower 48, Hawaii, Canada and Mexico. For reservations visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air newsroom at http://newsroom.alaskaair.com.

# # #

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Operating Revenues:
Passenger	$775.7	$695.8
Freight and mail	22.2	21.2
Other - net	41.6	42.4

Total Operating Revenues	839.5	759.4

Operating Expenses:
Wages and benefits	242.4	237.0
Variable incentive pay	3.6	10.5
Aircraft fuel, including hedging gains and losses	282.0	184.9
Aircraft maintenance	58.0	58.5
Aircraft rent	43.6	43.3
Landing fees and other rentals	56.0	54.7
Contracted services	44.5	38.6
Selling expenses	34.5	39.0
Depreciation and amortization	49.3	41.9
Food and beverage service	12.3	11.2
Other	57.2	54.9
Fleet transition costs - Horizon	5.8	3.0

Total Operating Expenses	889.2	777.5

Operating Loss	(49.7)	(18.1)

Nonoperating Income (Expense):
Interest income	10.3	14.4
Interest expense	(23.4)	(21.0)
Interest capitalized	6.5	7.1
Other - net	0.2	(0.2)

	(6.4)	0.3

Loss before income tax	(56.1)	(17.8)
Income tax benefit	(20.2)	(7.5)

Net Loss	$(35.9)	$(10.3)

Basic and Diluted Loss Per Share:	($0.97)	($0.26)
Shares Used for Computation:
Basic and Diluted	37.024	40.365

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)	March 31, 2008	December 31, 2007
Cash and marketable securities	$922	$823

Total current assets	1,542	1,391
Property and equipment-net	3,056	2,962
Other assets	179	138

Total assets	$4,777	$4,491

Current liabilities	$1,482	$1,374
Long-term debt	1,380	1,125
Other liabilities and credits	958	968
Shareholders’ equity	957	1,024

Total liabilities and shareholders’ equity	$4,777	$4,491

Debt to Capitalization, adjusted for operating leases	73%:27%	70%:30%

Number of common shares outstanding	36.400	38.051

Air Group Net Loss and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.’s net loss and amounts per share during 2008 and 2007 excluding adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended March 31,
	2008		2007
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net loss and diluted EPS, excluding mark-to-market hedging adjustments	$(36.3)	$(0.98)	$(15.8)	$(0.39)
Adjustments to reflect the timing of gain recognition resulting from mark-to-market fuel-hedge accounting, net of tax	0.4	0.01	5.5	0.13

Reported GAAP amounts	$(35.9)	$(0.97)	$(10.3)	$(0.26)

Alaska Airlines Financial and Statistical Data

	Three Months Ended March 31,
Financial Data (in millions):	2008		2007		% Change
Operating Revenues:
Passenger	$607.3		$545.9		11.2
Freight and mail	21.3		20.7		2.9
Other - net	34.4		35.9		(4.2)

Total mainline operating revenues	663.0		602.5		10.0
Passenger - purchased capacity	70.4		57.3		22.9

Total Operating Revenues	733.4		659.8		11.2

Operating Expenses:
Wages and benefits	190.2		187.3		1.5
Variable incentive pay	2.6		7.7		(66.2)
Aircraft fuel, including hedging gains and losses	233.7		157.6		48.3
Aircraft maintenance	42.1		34.3		22.7
Aircraft rent	28.2		26.3		7.2
Landing fees and other rentals	41.9		41.8		0.2
Contracted services	34.7		29.4		18.0
Selling expenses	26.5		31.6		(16.1)
Depreciation and amortization	38.8		35.4		9.6
Food and beverage service	11.7		10.6		10.4
Other	41.8		39.8		5.0

Total mainline operating expenses	692.2		601.8		15.0

Purchased capacity costs	76.7		67.4		13.8

Total Operating Expenses	768.9		669.2		14.9

Operating Loss	(35.5)		(9.4)

Interest income	13.1		15.9
Interest expense	(21.8)		(20.4)
Interest capitalized	5.9		6.3
Other - net	0.4		0.1

	(2.4)		1.9

Loss Before Income Tax	$(37.9)		$(7.5)

Mainline Operating Statistics:
Revenue passengers (000)	4,080		3,862		5.6
RPMs (000,000) “traffic”	4,526		4,066		11.3
ASMs (000,000) “capacity”	6,084		5,694		6.8
Passenger load factor	74.4%		71.4%		3.0pts
Yield per passenger mile	13.42	¢	13.43	¢	(0.1)
Operating revenue per ASM	10.90	¢	10.58	¢	3.0
Passenger revenue per ASM	9.98	¢	9.59	¢	4.1
Operating expense per ASM	11.38	¢	10.57	¢	7.6
Aircraft fuel per ASM	3.84	¢	2.77	¢	38.6
Operating expense per ASM excluding fuel (a)	7.54	¢	7.80	¢	(3.4)
GAAP fuel cost per gallon	$2.72		$1.87		45.4
Economic fuel cost per gallon (b)	$2.72		$1.95		39.5
Fuel gallons (000,000)	85.9		84.2		2.0
Average number of full-time equivalent employees	9,881		9,542		3.6
Aircraft utilization (blk hrs/day)	10.8		10.8		—
Average aircraft stage length (miles)	969		917		5.7
Operating fleet at period-end	115		114		1 a/c
Regional Operating Statistics:
RPMs (000,000)	267		220		21.4
ASMs (000,000)	363		316		14.9
Passenger load factor	73.6%		69.6%		4.0pts
Yield per passenger mile	26.37	¢	26.05	¢	1.2
Operating revenue per ASM	19.39	¢	18.13	¢	7.0
Operating expenses per ASM	21.13	¢	21.33	¢	(0.9)

(a)	See page 11 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.

(b)	See page 13 for a reconciliation of economic fuel cost.

Horizon Air Financial and Statistical Data

	Three Months Ended March 31,
Financial Data (in millions):	2008		2007		% Change
Operating Revenues:
Passenger (a)	$174.1		$159.4		9.2
Freight and mail	0.6		0.5		20.0
Other - net	2.5		1.7		47.1

Total Operating Revenues	177.2		161.6		9.7

Operating Expenses:
Wages and benefits	50.3		48.9		2.9
Variable incentive pay	1.0		2.8		(64.3)
Aircraft fuel, including hedging gains and losses	48.3		27.3		76.9
Aircraft maintenance	15.9		24.2		(34.3)
Aircraft rent	15.4		17.0		(9.4)
Landing fees and other rentals	14.4		13.2		9.1
Contracted services	8.0		6.1		31.1
Selling expenses	8.0		7.4		8.1
Depreciation and amortization	10.2		6.2		64.5
Food and beverage service	0.6		0.6		—
Other	12.8		12.8		—
Fleet transition costs	5.8		3.0		NM

Total Operating Expenses	190.7		169.5		12.5

Operating Loss	(13.5)		(7.9)

Interest income	1.4		1.0
Interest expense	(5.7)		(3.0)
Interest capitalized	0.6		0.8
Other - net	—		(0.1)

	(3.7)		(1.3)

Loss Before Income Tax	$(17.2)		$(9.2)

Combined Operating Statistics: (a)
Revenue passengers (000)	1,852		1,609		15.1
RPMs (000,000) “traffic”	658		627		4.9
ASMs (000,000) “capacity”	942		925		1.8
Passenger load factor	69.9%		67.8%		2.1pts
Yield per passenger mile	26.46	¢	25.42	¢	4.1
Operating revenue per ASM	18.81	¢	17.47	¢	7.7
Operating expenses per ASM	20.24	¢	18.32	¢	10.5
Aircraft fuel per ASM	5.12	¢	2.95	¢	73.6
Operating expense per ASM excluding fuel (b)	15.12	¢	15.37	¢	(1.7)
Fleet transition costs per ASM (b)	0.62	¢	0.32	¢	NM
Operating expense per ASM excluding fuel and fleet transition costs (b)	14.50	¢	15.05	¢	(3.6)
GAAP fuel cost per gallon	$2.73		$1.87		46.0
Economic fuel cost per gallon (c)	$2.78		$2.01		38.3
Fuel gallons (000,000)	17.7		14.6		21.2
Average number of full-time equivalent employees	3,851		3,694		4.3
Aircraft utilization (blk hrs/day)	8.3		8.7		(4.6)
Operating fleet at period-end	66		71		(5 a/c )

NM = Not Meaningful

(a)	Represents combined information for all Horizon flights, including those operated under Capacity Purchase Agreements (CPAs) with Alaska and as Frontier Jet Express (through November 2007). See page 12 for additional line of business information.

(b)	See pages 11 and 12 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.

(c)	See page 13 for a reconciliation of economic fuel cost.

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of this measure of unit costs excluding fuel, purchased capacity costs, and other noted items may be important to investors for the following reasons:

•

Cost per available seat mile (ASM) excluding fuel, purchased capacity costs, and other special items is one of the most important measures used by managements of both Alaska and Horizon and the Air Group Board of Directors in assessing quarterly and annual cost performance and, for Alaska Airlines, the operating results of the “mainline” operation, which includes the operation of the B737 and MD80 aircraft fleets branded in Alaska Airlines livery.

•

Cost per ASM excluding fuel, purchased capacity costs, and other items as specified in our governing documents is an important metric in the employee incentive plan that covers company management and executives.

•

By eliminating fuel expense from our unit cost metrics, we believe that we have better visibility into the results of our non-fuel cost-reduction initiatives. Our industry is highly competitive, and characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company specific cost drivers such as labor rates and productivity, airport costs, and maintenance costs, which are more controllable by management.

•

Cost per ASM excluding fuel and purchased capacity costs is a measure commonly used by industry analysts and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from holders of our common stock.

•

By eliminating the impact of certain noted items, management is provided the ability to measure and monitor performance both with and without these special items. Management believes that the disclosure of the impact of certain items such as the fleet transition costs is important to the reader as it provides information on significant items that are not indicative of future performance. Industry analysts and investors consistently measure the Company’s performance without these items for better comparability between periods and between other airlines.

•

Although we disclose our “mainline” unit revenues for Alaska to eliminate those revenues associated with purchased capacity flying performed by others on our behalf, we do not (nor are we able to) present unit revenues excluding the impact that rising fuel costs have had on ticket prices. This is a limitation of our non-GAAP measure that excludes fuel from unit costs, as fuel represents approximately 30% of our total mainline operating expenses, and fluctuations in our fuel prices are often the driver of changes in unit revenues in the mid-to long term. We would caution the readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.

(in millions, except for per ASM unit information)

	Three Months Ended March 31,
Mainline unit cost reconciliations:	2008		2007
Mainline operating expenses	$692.2		$601.8
Mainline ASMs	6,084		5,694

Mainline operating expenses per ASM	11.38	¢	10.57 ¢

Mainline operating expenses	$692.2		$601.8
Less: aircraft fuel	(233.7)		(157.6)

Mainline operating expenses excluding fuel	$458.5		$444.2
Mainline ASMs	6,084		5,694

Mainline operating expenses per ASM excluding fuel	7.54	¢	7.80 ¢

	Three Months Ended March 31,
Reconciliation to GAAP loss before taxes :	2008		2007
Loss before taxes, excluding mark-to-market hedging gains (losses)	$(37.7)		$(14.3)
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting on fuel hedges	(0.2)		6.8

GAAP loss before taxes as reported	$(37.9)		$(7.5)

Horizon Air Industries, Inc.

(in millions, except for per ASM unit information)

	Three Months Ended March 31,
Unit cost reconciliations:	2008	2007
Operating expenses	$190.7	$169.5
ASMs	942	925

Operating expenses per ASM	20.24 ¢	18.32 ¢

Operating expenses	$190.7	$169.5
Less: aircraft fuel	(48.3)	(27.3)

Operating expenses excluding fuel	$142.4	$142.2
ASMs	942	925

Operating expenses per ASM excluding fuel	15.12 ¢	15.37 ¢

Unit cost reconciliations-excluding fleet transition costs:
Operating expenses	$190.7	$169.5
Less: aircraft fuel	(48.3)	(27.3)
Less: fleet transition costs	(5.8)	(3.0)

Operating expenses excluding fuel and fleet transition costs	$136.6	$139.2
ASMs	942	925

Operating expenses per ASM excluding fuel and fleet transition costs	14.50 ¢	15.05 ¢

Reconciliation to GAAP loss before taxes:
Loss before taxes, excluding mark-to-market fuel hedging gains	$(18.1)	$(11.2)
Adjustments to reflect timing of gain recognition resulting from mark-to-market accounting on fuel hedges	0.9	2.0

GAAP loss before taxes as reported	$(17.2)	$(9.2)

Line of Business Information:

Horizon brand flying includes those routes in the Horizon system not covered by the Alaska and Frontier Capacity Purchase Agreements (CPA). Horizon bears the revenue risk in those markets and, as a result, traffic, yield and load factor impact revenue recorded by Horizon. In CPA arrangements, Horizon is (or was, as was the case with the Frontier CPA which ended in November 2007) insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity. As a result, yield and load factor information is not presented.

	Three Months Ended March 31, 2008
	Capacity and Mix					Load Factor		Yield			RASM
	Q1 2008 Actual (000,000)	Q1 2007 Actual (000,000)	Change Y-O-Y	Current % Total	Point Change Y-O-Y	Actual	Point Change Y-O-Y	Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand Flying	598	464	29.0%	63%	13	67.2%	0.1	25.56	¢	(8.4%)	17.70	¢	(7.9%)
Alaska CPA	344	297	15.8%	37%	5	NM	NM	NM		NM	NM		NM
Frontier CPA	—	164	(100.0%)	0%	(18)	NM	NM	NM		NM	NM		NM

System Total	942	925	1.8%	100%	—	69.9%	2.1	26.46	¢	4.1%	18.81	¢	7.7%

NM= Not Meaningful.

Alaska Airlines Fuel Reconciliation

(in millions, except for per gallon amounts)

	Three Months Ended March 31,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or “into-plane” fuel cost	$257.7	$3.00	$165.9	$1.97
Minus gains during the period on settled hedges	(24.2)	(0.28)	(1.5)	(0.02)

Economic fuel expense	$233.5	$2.72	$164.4	$1.95

Minus the gain, or plus the loss, recognized during current period for contracts settling in future periods	(21.9)	(0.25)	(11.0)	(0.13)
Plus cumulative gains recognized in prior periods for contracts settled in current period	22.1	0.25	4.2	0.05

Net adjustments	0.2	0.00	(6.8)	(0.08)

GAAP fuel expense	$233.7	$2.72	$157.6	$1.87

Fuel gallons	85.9		84.2

Horizon Air Fuel Reconciliation
(in millions, except for per gallon amounts)

	Three Months Ended March 31,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or “into-plane” fuel cost	$54.2	$3.06	$29.6	$2.03
Minus gains during the period on settled hedges	(5.0)	(0.28)	(0.3)	(0.02)

Economic fuel expense	$49.2	$2.78	$29.3	$2.01

Minus the gain, or plus the loss, recognized during current period for contracts settling in future periods	(5.1)	(0.29)	(2.8)	(0.19)
Plus cumulative gains recognized in prior periods for contracts settled in current period	4.2	0.24	0.8	0.05

Net adjustments	(0.9)	(0.05)	(2.0)	(0.14)

GAAP fuel expense	$48.3	$2.73	$27.3	$1.87

Fuel gallons	17.7		14.6